EXHIBIT 1

CUSIP No. 71721Q101	13G	Page 9 of 9 Pages

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree to file a joint statement containing the information required by Schedule 13G with respect to the beneficial ownership by each of the undersigned of shares of Common Stock of Pharsight Corporation.

This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED this 13th day of February, 2006.

WPG VC FUND ADVISER, L.L.C.

By:	/S/ GILL COGAN
Name:	Gill Cogan
Title:	Member

WPG ENTERPRISE FUND III, L.L.C.

By:	/S/ GILL COGAN
Name:	Gill Cogan
Title:	Member

WPG VENTURE ASSOCIATES IV, L.L.C.

By:	/S/ GILL COGAN
Name:	Gill Cogan
Title:	Member

WPG VENTURE ASSOCIATES IV CAYMAN, L.P.

By:	/S/ GILL COGAN
Name:	Gill Cogan
Title:	Member